Exhibit 99.1

January 31, 2014

SG Blocks Inc.
3 Columbus Circle; 16th Floor
New York, NY 10019

Re: Amendment No. 2 to Revolving Credit Promissory Note

Reference is made to the Revolving Credit Promissory Note (the "Revolver") dated March 26, 2009 in consideration of the mutual agreements and covenants contained and other good and valuable consideration, the parties hereto agree to increase the Maturity Date, as defined in the Revolver, from December 31, 2013 to June 30, 2015.

IN WITNESS WHEREOF, the parties hereto have caused the Amendment No. 2 to the Revolving Credit Promissory Note to be duly executed and attested, all as of the date first written above.

BORROWER:

SG BLOCKS INC., a Delaware Corporation

By:	/s/ Paul Galvin
	Name:	Paul Galvin
Director

LENDER:

VECTOR GROUP LTD., a Delaware Corporation

By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
Executive Vice President